Exhibit 2.2

DATED	2016

ACCELL-KKR GROWTH CAPITAL PARTNERS, LP AND OTHERS

VEEVA U.K. HOLDINGS LIMITED

and

VEEVA SYSTEMS INC.

DEED OF VARIATION OF SHARE PURCHASE AGREEMENT

125 London Wall

London EC2Y 5AL

Tel: +44 (0)20 7524 6000

deed of VARIATION of SHARE PURCHASE AGREEMENT

date

parties

(1)	The persons whose names and addresses are set out in Schedule 3 of the Share Purchase Agreement (the "Sellers");
(2)	DOMINIC ELY of Elcot Lodge, Elcot, Newbury, Berkshire RG20 8NS (the "Mr Ely");
(3)

VEEVA U.K. HOLDINGS LIMITED, a company incorporated in England with company number 09791700 the registered office of which is at The Old Trinity Church, Trinity Road, Marlow, Buckinghamshire SL7 3AN (the "Company"); and

(4)

VEEVA SYSTEMS INC. a corporation incorporated under the laws of Delaware, United States of America whose registered office is in the State of Delaware at 3500 South DuPont Highway in the City of Dover, County of Kent, 19901 (the “Guarantor”).

recitals

(A)	The parties entered in a share purchase agreement dated 29 September 2015 (the "Share Purchase Agreement").
(B)	The Company, the Sellers and the Guarantor now wish to vary certain provisions within the Share Purchase Agreement.

NOW THIS DEED WITNESSES:

1.	Definitions and interpretations
1.1	The definitions in the Share Purchase Agreement apply in this deed, except to the extent this deed modifies those definitions and/or introduces new definitions into the Share Purchase Agreement.
1.2

Any phrase or list introduced by the expressions "including", "include", "in particular" or any similar expression will be construed as illustrative and will not limit the sense of the words appearing before and/or after them.

1.3	The headings in this deed are for reference only. They will not affect its interpretation.
1.4	The words in singular include the plural. The reverse also applies.
1.5	Unless the context clearly requires otherwise:
1.5.1	a reference to one gender includes all other genders;
1.5.2	a reference to "writing" or "written" includes faxes and emails (with confirmed despatch);

1.5.3	a "person" includes a natural person, body corporate or unincorporated body (whether or not having a separate legal personality);
1.5.4	a "company" includes any company, limited liability partnership or other body corporate, wherever and however incorporated or established;
1.5.5	a reference to a document is a reference to that document as varied or novated at any time (in each case, not contrary to this deed);
1.5.6	references to clauses and paragraphs are to the clauses and paragraphs of this deed or the Share Purchase Agreement (as appropriate); and
1.5.7

a reference to a particular legislation or regulation or code is a reference to it as it is in force for the time being taking account of any amendment, extension, re-statement or re‑enactment (and includes any subordinate legislation or laws for the time being in force made under it).

2.	VARIATION
2.1	The parties agree that the Share Purchase Agreement shall be varied, with effect from the date of this deed, as follows:
2.1.1

Clause 3.4 shall be amended as follows the sum of “US$9,656,137.07 (nine million, six hundred and fifty six thousand, one hundred and thirty seven dollars and seven cents)” shall be deleted and being replaced with “US$9,305,799.92 (nine million, three hundred and five thousand, seven hundred and ninety nine dollars and ninety two cents);

2.1.2

clause 3.4.1 – clause 3.4.3 shall be varied such that in each of the clauses “US$3,218,712.36 (three million, two hundred and eighteen thousand, seven hundred and twelve dollars and thirty six cents)” shall be replaced with “US$3,101,933.30 (three million, one hundred and one thousand, nine hundred and thirty three dollars and thirty cents)”;

2.1.3

Schedule 3 shall be varied such that column 8 labelled “Entitlement to Deferred Consideration (US$) a) Year 1, b) Year 2 and c) Year 3” for Dominic Ely on page 37 shall be varied such that “a) 382,186.04 b) 382,186.04 c) 382,186.04” are deleted and shall be replaced with “a) 265,406.97 b) 265,406.97 c) 265,406.97” giving a total of US$796,220.92 (seven hundred and ninety six thousand, two hundred and twenty dollars and ninety two cents).

3.	DEPARTURE OF mR eLY

Subject to and conditional on Mr Ely entering into the Settlement Agreement (between Mr Ely and Mineral Newco Limited dated 29 April 2016), he shall be regarded as a Good Leaver for the purposes of clause 3.5 of the Share Purchase Agreement.

4.	Warranty

The Mr Ely, the Company and the Guarantor each warrant that as far as they are aware neither has any claim against the other arising from or in relation to the Share Purchase Agreement.  For the avoidance of doubt, save as expressly provided in the Deed of Variation, neither the terms of this Deed of Variation or the terms of the Settlement shall supersede or replace any of the obligations under the Share Purchase Agreement. For the avoidance of doubt, this clause 4 shall not be deemed to constitute a waiver of any claim that the Company or the Guarantor may have arising under clauses 6 or 7 of the Share Purchase Agreement.

5.	COUNTERPARTS

This Deed may be entered into in the form of two or more counterparts, each executed by one or more of the parties but, taken together, executed by all and, provided that all the parties so enter into this Deed, each of the executed counterparts, when duly exchanged and delivered shall be deemed to be an original, but, taken together, they shall constitute one instrument.

6.	governing law and jurisdiction

This Deed shall be governed by and construed in accordance with English law and the parties hereby submit to the exclusive jurisdiction of the English Courts.

IN WITNESS whereof this Deed has been duly executed as a deed and delivered on the date written at the beginning of this Deed.

EXECUTED as a DEED by	)
VEEVA U.K. HOLDINGS LIMITED	) /s/ Jonathan Faddis, 11 May 2016
acting by
Director, JONATHAN FADDIS

in the presence of:

Witness’ Signature	/s/ Meaghan Nelson, 11 May 2016

Witness' Name	Meaghan Nelson

Witness' Address	4280 Hacienda Drive

Pleasanton, CA 94588

Witness' Occupation	Senior Corporate Counsel

/s/ Timothy Cabral
Director, TIMOTHY CABRAL

in the presence of:

Witness’ Signature	/s/ Meaghan Nelson, 11 May 2016

Witness' Name	Meaghan Nelson

Witness' Address	4280 Hacienda Drive

Pleasanton, CA 94588

Witness' Occupation	Senior Corporate Counsel

EXECUTED as a DEED by	)
VEEVA SYSTEMS INC.	) /s/ Jonathan Faddis, 11 May 2016
acting by

Authorised signatory, JONATHAN FADDIS

in the presence of:

Witness’ Signature	/s/ Meaghan Nelson, 11 May 2016

Witness' Name	Meaghan Nelson

Witness' Address	4280 Hacienda Drive

Pleasanton, CA 94588

Witness' Occupation	Senior Corporate Counsel

/s/ Timothy Cabral, 11 May 2016
Authorised signatory, TIMOTHY CABRAL

in the presence of:

Witness’ Signature	/s/ Meaghan Nelson, 11 May 2016

Witness' Name	Meaghan Nelson

Witness' Address	4280 Hacienda Drive

Pleasanton, CA 94588

Witness' Occupation	Senior Corporate Counsel

EXECUTED as a DEED by	)
JAMES ALEXANDER BROWN	) /s/ James Brown

in the presence of:

Witness’ Signature	/s/ Michelle Hinde-Smith

Witness' Name	Michelle Hinde-Smith

Witness' Address	4240 Nash Court

Oxford, OX42RU

Witness' Occupation	Legal Counsel

EXECUTED as a DEED by	)
DOMINIC EATON	) /s/ Dominic Eaton

in the presence of:

Witness’ Signature	/s/ Michelle Hinde-Smith

Witness' Name	Michelle Hinde-Smith

Witness' Address	4240 Nash Court

Oxford, OX42RU

Witness' Occupation	Legal Counsel

EXECUTED as a DEED by	)
DOMINIC ELY	) /s/ Dominic Ely

in the presence of:

Witness’ Signature	/s/ J M Foreman

Witness' Name	J M Foreman

Witness' Address	1 Kingsway Tce

Donnington RG142LB

Witness' Occupation	Chiropodist

EXECUTED as a DEED by	)
ACCEL-KKR GROWTH CAPITAL PARTNERS, LP	)

By: AKKR GROWTH CAPITAL MANAGEMENT COMPANY, LP
Its: General Partner

By: AKKR MANAGEMENT COMPANY, LLC
Its: General Partner

By:
Name: Thomas C Barnds	/s/ Thomas C Barnds

in the presence of:

Witness’ Signature	/s/ Julie Lozano

Witness' Name	Julie Lozano

Witness' Address	2500 Sand Hill Road, Suite 300

Menlo Park, CA 94025

Witness' Occupation	Executive Assistant

EXECUTED as a DEED by	)
ACCEL-KKR MEMBERS FUND, LLC	)

By: AKKR MANAGEMENT COMPANY, LLC
Its: General Partner

By: AKKR Management Company, LLC
Its: Managing Member

By:
Name: Thomas C Barnds	/s/ Thomas C Barnds
Its: Managing Member

in the presence of:

Witness’ Signature	/s/ Julie Lozano

Witness' Name	Julie Lozano

Witness' Address	2500 Sand Hill Road, Suite 300

Menlo Park, CA 94025

Witness' Occupation	Executive Assistant